EXHIBIT 10.1
                                                    ------------


=================================================================










                     STEEL TECHNOLOGIES INC.




                         NOTE AGREEMENT


                    Dated as of March 1, 1995




     Re:         $40,000,000 8.52% Senior Notes
                        Due March 1, 2005


















=================================================================

                        TABLE OF CONTENTS

                  (Not a part of the Agreement)

Section                  Heading                             Page

Parties......................................................   1

Section 1.     Description of Notes and Commitment...........   1

  Section 1.1.    Description of Notes.......................   1
  Section 1.2.    Commitment, Closing Date...................   1
  Section 1.3.    Guaranty of Notes..........................   2
  Section 1.4.    Several Commitments........................   2

Section 2.     Prepayment of Notes...........................   2

  Section 2.1.    Required Prepayments.......................   2
  Section 2.2.    Optional Prepayment with Premium...........   3
  Section 2.3.    Notice of Optional Prepayments.............   3
  Section 2.4.    Application of Prepayments.................   3
  Section 2.5.    Direct Payment.............................   3

Section 3.     Representations...............................   4

  Section 3.1.    Representations of the Company.............   4
  Section 3.2.    Representations of the Purchasers..........   4

Section 4.     Closing Conditions............................   4

  Section 4.1.    Conditions.................................   4
  Section 4.2.    Waiver of Conditions.......................   5

Section 5.     Company Covenants.............................   6

  Section 5.1.    Corporate Existence, Etc...................   6
  Section 5.2.    Insurance..................................   6
  Section 5.3.    Taxes, Claims for Labor and Materials,
                    Compliance with Laws.....................   6
  Section 5.4.    Maintenance, Etc...........................   7
  Section 5.5.    Nature of Business.........................   7
  Section 5.6.    Current Ratio..............................   7
  Section 5.7.    Consolidated Net Worth.....................   7
  Section 5.8.    Limitations on Indebtedness................   7
  Section 5.9.    Limitation on Liens........................   8
  Section 5.10.   Limitation on Sale and Leasebacks..........  10
  Section 5.11.   Investments................................  10
  Section 5.12.   Mergers, Etc...............................  12
  Section 5.13.   Sales of Assets............................  12

  Section 5.14.   Guaranties.................................  13
  Section 5.15.   Repurchase of Notes........................  13
  Section 5.16.   Transactions with Affiliates...............  13
  Section 5.17.   Termination of Pension Plans...............  13
  Section 5.18.   Reports and Rights of Inspection...........  14
  Section 5.19.   Mexican Subsidiary Guaranty................  16

Section 6.     Events of Default and Remedies Therefor.......  17

  Section 6.1.    Events of Default..........................  17
  Section 6.2.    Notice to Holders..........................  18
  Section 6.3.    Acceleration of Maturities.................  18
  Section 6.4.    Rescission of Acceleration.................  19

Section 7.     Amendments, Waivers and Consents..............  19
  Section 7.1.    Consent Required...........................  19
  Section 7.2.    Solicitation of Holders....................  19
  Section 7.3.    Effect of Amendment or Waiver..............  20

Section 8.     Interpretation of Agreement; Definitions......  20

  Section 8.1.    Definitions................................  20
  Section 8.2.    Accounting Principles......................  27
  Section 8.3.    Directly or Indirectly.....................  27

Section 9.     Miscellaneous.................................  27

  Section 9.1.    Registered Notes...........................  27
  Section 9.2.    Exchange of Notes..........................  28
  Section 9.3.    Loss, Theft, Etc. of Notes.................  28
  Section 9.4.    Expenses, Stamp Tax Indemnity..............  28
  Section 9.5.    Powers and Rights Not Waived;
                     Remedies Cumulative.....................  29
  Section 9.6.    Notices....................................  29
  Section 9.7.    Successors and Assigns.....................  30
  Section 9.8.    Survival of Covenants and Representations..  30
  Section 9.9.    Severability...............................  30
  Section 9.10.   Governing Law..............................  30
  Section 9.11.   Captions...................................  30
  Section 9.12.   Additional Indebtedness....................  30
  Section 9.13.   Confidential Information...................  30
  Section 9.14.   Execution of Financing Agreement...........  31

Signature Page...............................................  32

ATTACHMENTS TO NOTE AGREEMENT:

Schedule I  -  Names of Note Purchasers and Amounts of Commitments

Schedule II -  Liens Securing Indebtedness (including Capitalized
               Leases) as of March 1, 1995

Exhibit A   -  Form of 8.52% Senior Note due March 1, 2005

Exhibit B   -  Form of Guaranty Agreement

Exhibit C   -  Representations and Warranties of the Company

Exhibit D   -  Description of Special Counsel's Closing Opinion

Exhibit E   -  Description of Closing Opinion of Counsel to the
               Company

                     STEEL TECHNOLOGIES INC.
                     15415 SHELBYVILLE ROAD
                   LOUISVILLE, KENTUCKY  40245


                         NOTE AGREEMENT



     Re:         $40,000,000 8.52% Senior Notes
                        Due March 1, 2005

                                                      Dated as of
                                                    March 1, 1995


To the Purchasers named on Schedule I
to this Agreement

     The undersigned, STEEL TECHNOLOGIES INC., a Kentucky corporation (the "Company"), agrees with the Purchasers named on
Schedule I to this Agreement (the "Purchasers") as follows:

SECTION 1.   DESCRIPTION OF NOTES AND COMMITMENT.

     SECTION 1.1. DESCRIPTION OF NOTES. The Company will authorize the issue and sale of $40,000,000 aggregate principal amount of its 8.52% Senior Notes (the "Notes") to be dated the date of issue, to bear interest from such date at the rate of 8.52% per annum, payable semiannually on the first day of each March and September in each year (commencing September 1, 1995) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 10.52% per annum after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on March 1, 2005, and to be substantially in the form attached hereto as Exhibit A. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in section 2 of this Agreement. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement.

     SECTION 1.2. COMMITMENT, CLOSING DATE. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and such Purchaser agrees to purchase from the Company, Notes in the principal amount set forth opposite such Purchaser's name on

Steel Technologies Inc.                            Note Agreement


Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date hereinafter mentioned.

     Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of PNC Bank, Kentucky, Inc., Account #30-9521-4936, ABA #083-000-108,
FBO Steel Technologies Inc. in the amount of the purchase price at 10:00 a.m. Chicago time, on March 31, 1995 or such later date (not later than April 30, 1995) as shall mutually be agreed upon by the Company and the Purchasers (the "Closing Date"). The Notes delivered to each Purchaser on the Closing Date will be delivered to such Purchaser in the form of a single registered
Note in the form attached hereto as Exhibit A for the full amount of such Purchaser's purchase (unless different denominations are specified by such Purchaser), registered in such Purchaser's name or in the name of such Purchaser's nominee, all as such Purchaser may specify at any time prior to the date fixed for delivery.

     SECTION 1.3. GUARANTY OF NOTES. Pursuant to that certain Guaranty Agreement dated as of March 1, 1995 from Wabash Steel Corporation, an Indiana corporation, ("Wabash") to the Purchasers (the "Guaranty Agreement"), Wabash will guarantee, so long as the Indebtedness under the Loan Agreement remains outstanding and is guaranteed by Wabash, the due and punctual payment of the principal of and interest and Make-Whole Amount, if any, on the Notes from time to time outstanding, as and when such payments become due and payable subject to the limitations set forth in the Guaranty Agreement. The Guaranty Agreement will be in the form attached hereto as Exhibit B.

     SECTION 1.4. SEVERAL COMMITMENTS.  The obligations of the
Purchasers shall be several and not joint and no Purchaser shall be liable or responsible for the acts or defaults of any other
Purchaser.


SECTION 2.   PREPAYMENT OF NOTES.

     SECTION 2.1. REQUIRED PREPAYMENTS. The Company agrees that on March 1 in each year, commencing March 1, 1999 and ending March 1, 2004, both inclusive, it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Notes an amount equal to the lesser of (i) $5,720,000 or (ii) the principal amount of the Notes then outstanding. The entire remaining principal amount of the Notes shall become due and payable on March 1, 2005. No premium shall be payable in connection with any required prepayment made pursuant to this section 2.1. For purposes of this section 2.1, any prepayment of less than all of the outstanding Notes pursuant to section 2.2 shall be deemed to be applied first, to the amount of principal scheduled to remain unpaid on March 1, 2005, and then to the remaining scheduled principal payments in inverse chronological order.

     In the event of any purchase or other acquisition by the Company of less than all of the Notes pursuant to section 5.15 or otherwise, the amount of the payment required at maturity and each prepayment required to be made pursuant to this section 2.1 shall be reduced in the proportion that the principal amount of such purchase or other acquisition bears to the

Steel Technologies Inc.                            Note Agreement


unpaid principal amount of the Notes immediately prior to such purchase or other acquisition (after giving effect to any prepayment made pursuant to this section 2.1 on the date of such purchase or other acquisition).

     SECTION 2.2. OPTIONAL PREPAYMENT WITH PREMIUM. In addition to the payments required by section 2.1, upon compliance with section 2.3 the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $100,000) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of five business days prior to the date of such prepayment pursuant to this section 2.2.

     SECTION 2.3. NOTICE OF OPTIONAL PREPAYMENTS. The Company will give notice of any prepayment of the Notes pursuant to section 2.2 to each Holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date, (ii) the principal amount of the Holder's Notes to be prepaid on such date, (iii) that a premium may be payable, (iv) the date when such premium will be calculated, (v) the estimated premium, and (vi) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than two business days prior to the prepayment date specified in such notice, the Company shall provide each Holder written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

     SECTION 2.4. APPLICATION OF PREPAYMENTS. All partial prepayments shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof.

     SECTION 2.5. DIRECT PAYMENT. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by any Holder that is a Purchaser or any other Institutional Holder which has given written notice to the Company requesting that the provisions of this section 2.5 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to such Holder at its address set forth herein or such other address as such Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is so designated for such Holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as such Holder may from time to time direct in writing.

Steel Technologies Inc.                            Note Agreement


SECTION 3.   REPRESENTATIONS.

     SECTION 3.1. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants that all representations and warranties set forth in Exhibit C are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

     SECTION 3.2. REPRESENTATIONS OF THE PURCHASERS. Each Purchaser represents, and in entering into this Agreement the Company understands, that such Purchaser is acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that such Purchaser has no present intention of selling, negotiating or otherwise disposing of the Notes; it being understood, however, that the disposition of such Purchaser's property shall at all times be and remain within its control. Each Purchaser further represents that at least one of the following statements is an accurate representation as to the source of funds to be used by such Purchaser to pay the purchase price of the Notes purchased by it hereunder:

          (a) if such Purchaser is an insurance company, no part of such funds constitutes assets allocated to any separate account maintained by such Purchaser in which any employee benefit plan (or its related trust) has any interest; or

          (b) if such Purchaser is an insurance company, to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Purchaser in which any employee benefit plan (or its related trust) has any interest, (i) such separate account is a "pooled separate account" within the meaning of Prohibited Transaction Class Exemption 90-1, as amended, in which case such Purchaser has disclosed to the Company the name of each employee benefit plan whose assets in such separate account exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account as of the date of such purchase (and for the purposes of this paragraph (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan), or
     (ii) such separate account contains only the assets of a specific employee benefit plan, complete and accurate information as to the identity of which such Purchaser has delivered to the Company; or

          (c) if such Purchaser is other than an insurance company, no part of such funds constitutes "plan assets".

As used in this section 3.2, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA and the term "plan assets" shall have the meaning specified in Department of Labor Regulation Section 2510.3-101.


SECTION 4.   CLOSING CONDITIONS.

     SECTION 4.1. CONDITIONS. The obligation of each Purchaser to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements

Steel Technologies Inc.                            Note Agreement


hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

          (a) CLOSING CERTIFICATES. Such Purchaser shall have received certificates dated the Closing Date, signed by the President or a Vice President of the Company and the President or a Vice President of Wabash, the truth and accuracy of which shall be a condition to such Purchaser's obligation to purchase the Notes proposed to be sold to such Purchaser and to the effect that (i) the representations and warranties of the Company set forth in Exhibit C hereto (with respect to the Company's Certificate) and the representations and warranties of Wabash set forth in the Guaranty Agreement (with respect to the Certificate of Wabash) are each true and correct on and with respect to the Closing Date, (ii) each of the Company and Wabash has performed all of its obligations hereunder and under the Guaranty Agreement, as the case may be, which are to be performed on or prior to the Closing Date, (iii) no Default or Event of Default has occurred and is continuing, (iv) the execution of the Guaranty Agreement by Wabash will result in a financial benefit to Wabash and (v) the Guaranty Agreement has been executed by Wabash in good faith.

          (b) GUARANTY AGREEMENT AND INTERCREDITOR AGREEMENT. The Guaranty Agreement shall have been duly executed and delivered by Wabash and the Intercreditor Agreement shall have been duly executed and delivered by the parties thereto.

          (c) LEGAL OPINIONS. Such Purchaser shall have received from Chapman and Cutler, who are acting as special counsel to the Purchasers in this transaction, and from Stites & Harbison, counsel for the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to such Purchaser, and covering the matters set forth in Exhibits D and E, respectively, hereto.

          (d) CERTAIN TRANSACTIONAL COSTS. Without limiting the provisions of section 9.4, concurrently with the issuance of the Notes, the Company shall have paid the fees, expenses and separately charged items of the Purchasers' special counsel to date.

          (e) RELATED TRANSACTIONS. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement.

          (f) SATISFACTORY PROCEEDINGS. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to such Purchaser and such Purchaser's special counsel, and such Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

     SECTION 4.2. WAIVER OF CONDITIONS. If on the Closing Date the Company fails to tender to any Purchaser the Notes to be issued to any Purchaser on such date or if the

Steel Technologies Inc.                            Note Agreement


conditions specified in section 4.1 have not been fulfilled, such Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in section 4.1 have not been fulfilled, such Purchaser may waive compliance by the Company with any such condition to such extent as such Purchaser may in its sole discretion determine. Nothing in this section
4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any Purchaser's rights against the Company.


SECTION 5.   COMPANY COVENANTS.

     From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

     SECTION 5.1. CORPORATE EXISTENCE, ETC. The Company will preserve and keep in full force and effect, and will cause each Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business the absence of which might materially and adversely affect the properties, business or condition of the Company and its Subsidiaries, taken as a whole; provided, however, that the foregoing shall not prevent any transaction permitted by section 5.12.

     SECTION 5.2. INSURANCE. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers accorded a rating by A.M. Best Company, Inc. of A:XII or higher at the time of issuance of any such policy; provided that (a) the Mexican Subsidiary may maintain the type of insurance coverage in effect on the Closing Date with Seguros Tepeyac, S.A. and (b) the Company may maintain the type of insurance coverage in effect on the Closing Date with (i) Liberty Mutual Insurance Company ("Liberty Mutual") so long as it shall be rated at least A-:XV and (ii) Royal Indemnity Company (with respect to directors and officers insurance). Liberty Mutual shall be accorded a similar rating by another nationally recognized insurance rating agency of similar standing acceptable to you if A.M. Best Company, Inc. ceases to rate insurers. In the event that Liberty Mutual is subsequently downgraded so as to no longer meet the requirements set forth above, the Company, on the date of renewal of any such policy (or, if such change in rating shall occur within 90 days prior to such renewal date, within 90 days of the date of such change in rating), will obtain such insurance policy from an insurer rated at least A:XII by A.M. Best Company, Inc.. All such insurance coverage shall be in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties set forth above.

     SECTION 5.3. TAXES, CLAIMS FOR LABOR AND MATERIALS, COMPLIANCE WITH LAWS. The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Subsidiary; provided, however, that the Company or such Subsidiary shall not be required to

Steel Technologies Inc.                            Note Agreement


pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, adequate reserves with respect thereto. The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which could materially and adversely affect the properties, business, prospects, profits or condition of the Company and its Subsidiaries or would result in any Lien not permitted under section 5.9.

     SECTION 5.4. MAINTENANCE, ETC. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained, unless the failure to do so would not have a material adverse effect on the properties, business or condition of the Company and its Subsidiaries, taken as a whole.

     SECTION 5.5. NATURE OF BUSINESS. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

     SECTION 5.6. CURRENT RATIO. The Company will at all times keep and maintain the ratio of Consolidated Current Assets to Consolidated Current Liabilities at not less than 1.5 to 1.

     SECTION 5.7. CONSOLIDATED NET WORTH. The Company will at all times keep and maintain Consolidated Net Worth at an amount not less than (i) for the fiscal quarter of the Company ending March 31, 1995, $78,000,000, and (ii) for each fiscal quarter thereafter, the sum of the Consolidated Net Worth required to be maintained during the immediately preceding fiscal quarter of the Company plus an amount equal to 50% of Consolidated Net Income for such preceding fiscal quarter (but without deduction in the case of a deficit in Consolidated Net Income).

     SECTION 5.8. LIMITATIONS ON INDEBTEDNESS. (a) The Company will not, and will not permit any Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Indebtedness, except:

          (1) Indebtedness evidenced by the Notes;

Steel Technologies Inc.                            Note Agreement


          (2) Indebtedness of the Company and its Subsidiaries outstanding as of the date of this Agreement and reflected in Annex B to Exhibit C, less amounts required to be paid from the proceeds of the Notes;

          (3) additional Indebtedness of the Company and its Subsidiaries, provided that at the time of incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

             (i) Net Income Available for Fixed Charges for the period of four consecutive fiscal quarters then most recently ended shall have been at least 300% of Pro Forma Fixed Charges for such period,

             (ii)   Consolidated Indebtedness shall not exceed
          50% of Consolidated Total Capitalization as at the end of the fiscal quarter of the Company then most recently ended, and

             (iii)  in the case of the incurrence of any Priority
          Debt, the aggregate amount of all Priority Debt shall not exceed 5% of Consolidated Net Worth; and

          (4) Indebtedness of a Subsidiary to the Company or to a Wholly-owned Subsidiary.

     (b) Any corporation which becomes a Subsidiary after the date hereof shall for all purposes of this section 5.8 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Indebtedness of such corporation existing immediately after it becomes a Subsidiary.

     (c) The renewal, extension or refunding of any Indebtedness shall constitute the issuance of additional Indebtedness which is, in turn, subject to the limitations of the applicable provisions of this section 5.8.

     SECTION 5.9. LIMITATION ON LIENS. The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

          (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by section 5.3, or Liens for property taxes and assessments or governmental charges not yet due and payable;

          (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of

Steel Technologies Inc.                            Note Agreement


     which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

          (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

          (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;

          (e) Liens securing Indebtedness of a Subsidiary to the Company or to another Wholly-owned Subsidiary;

          (f) Liens existing as of the Closing Date and reflected in Schedule II hereto;

          (g) extensions, renewals and replacements of Liens described in the foregoing paragraph (f), provided that such Liens shall not be extended to other property of the Company or its Subsidiaries and the principal amount of Indebtedness secured thereby shall not be increased over the principal amount thereof outstanding immediately prior to such extension, renewal or replacement;

          (h) Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition or construction of fixed assets (e.g. machinery, equipment, land and buildings) useful and intended to be used in carrying on the business of the Company or a Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition or construction, provided that (i) the Lien shall attach solely to the fixed assets acquired, purchased or constructed, (ii) the Lien (other than any Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Subsidiary of any business entity owning such fixed assets) shall have been incurred

Steel Technologies Inc.                            Note Agreement


     within 6 months of the date of acquisition of or the completion of the construction of such fixed assets, (iii) at the time of incurrence of such Lien, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Company or a Subsidiary shall not exceed an amount equal to the lesser of the total purchase price, fair market value or construction cost at the time of the acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Company), and (iv) all such Indebtedness shall have been incurred within the applicable limitations provided in section 5.8; and

          (i) Liens on fixed assets created or incurred after the Closing Date given to secure Indebtedness of the Company or any Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (h) hereof, provided that no such Lien shall be created to secure preexisting Indebtedness, any extension, renewal or replacement of such Indebtedness, or any Indebtedness (whether or not preexisting Indebtedness) under any preexisting agreement or under any extension, renewal or replacement of such an agreement and provided, further, that all such Indebtedness shall have been incurred within the limitations provided in section 5.8(a)(3).

     Notwithstanding the foregoing provisions of this section 5.9, in the event any property of the Company or its Subsidiaries is subjected to a Lien in violation of paragraphs (a) through
(i), inclusive, of this section 5.9, but not in violation of any other provision of this Agreement (a "Prohibited Lien") such transaction will not constitute a Default or Event of Default hereunder if, concurrently with and as a condition precedent to the creation of such Prohibited Lien (i) the Company or such Subsidiary makes or causes to be made provision whereby the obligations of the Company under the Notes and this Agreement will be secured equally and ratably with all other obligations secured by such Prohibited Lien pursuant to security arrangements satisfactory in form, scope and substance to the Holder or Holders holding not less than 66-2/3% in unpaid principal amount of the Notes, and (ii) the Company delivers or causes to be delivered an opinion of counsel satisfactory to the Holder or Holders holding not less than 66-2/3% in unpaid principal amount of the Notes regarding the validity and priority of such security interest and to the effect that the Notes are equally and ratably secured.

     SECTION 5.10. LIMITATION ON SALE AND LEASEBACKS. The Company will not, and will not permit any Subsidiary to, enter into any arrangement whereby the Company or any Subsidiary shall sell or transfer any property owned by the Company or any Subsidiary to any Person other than the Company or a Subsidiary and thereupon the Company or any Subsidiary shall lease or intend to lease, as lessee, the same property (herein referred to as a "Sale and Leaseback Transaction"), unless, after giving effect thereto, the aggregate amount of all Attributable Debt then outstanding with respect to all such transactions, when added to the aggregate amount of all other Priority Debt then outstanding shall not exceed 5% of Consolidated Net Worth.

     SECTION 5.11. INVESTMENTS. The Company will not, and will not permit any Subsidiary to, make any Investments, other than:

Steel Technologies Inc.                            Note Agreement


          (a) Investments by the Company and its Subsidiaries in and to Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Subsidiary;

          (b) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is rated A1+ by Standard & Poor's Corporation or P1+ by Moody's Investors Service, Inc.;

          (c) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve months or less from the date of acquisition thereof;

          (d) Investments in certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or a Subsidiary, rated A-or better by Standard & Poor's Corporation or A3 or better by Moody's Investors Service, Inc.;

          (e) loans or advances, not exceeding $1,000,000 in the aggregate, in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Subsidiary;

          (f) Guaranties by the Company of the Indebtedness of Mi-Tech Steel, Inc., a Delaware corporation, and Processing Technology, Inc., a Delaware corporation, and extensions and renewals thereof, provided that the aggregate principal amount so guaranteed shall not exceed $8,250,000 at any time outstanding;

          (g)  Guaranties by Wabash and the Mexican Subsidiary of
     (x) certain Indebtedness for borrowed money of the Company under the Loan Agreement and (y) the Notes;

          (h) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries; and

          (i) other Investments of the Company and its Subsidiaries (in addition to those permitted by the foregoing provisions of this section 5.11) not to exceed 10% of Consolidated Net Worth.

     In valuing any Investments for the purpose of applying the limitations set forth in this section 5.11, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

Steel Technologies Inc.                            Note Agreement


     For purposes of this section 5.11, at any time when a corporation becomes a Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

     SECTION 5.12. MERGERS, ETC. The Company will not consolidate with or be a party to a merger with any other corporation, except that the Company may consolidate or merge with any other corporation if (i) either (x) the Company shall be the surviving or continuing corporation, or (y) the surviving or continuing corporation, if not the Company, shall (A) be a corporation incorporated and existing under the laws of any State of the United States of America, (B) expressly and unconditionally assume, by written agreement delivered to each Holder and satisfactory in form and substance to the Holders holding 66-2/3% in principal amount of the Notes, all of the obligations of the Company under this Agreement and the Notes, and (C) furnish to the Holders an opinion of independent counsel reasonably satisfactory to such Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered by the surviving corporation and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, (ii) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and (iii) after giving effect to such consolidation or merger the surviving or continuing corporation would be permitted to incur at least $1.00 of additional Indebtedness under the provisions of section 5.8(a)(3).

     SECTION 5.13. SALES OF ASSETS. The Company will not, and will not permit any Subsidiary to, engage in any Asset Disposition involving any substantial part of the assets of the Company and its Subsidiaries, except that any Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company or any Wholly-owned Subsidiary. As used in this section 5.13:

          (a) "Asset Disposition" shall mean and include (i) a sale, lease or other disposition of assets (other than in the ordinary course of business) by the Company or any Subsidiary, (ii) the issuance or sale by any Subsidiary of any shares of stock of any class (including as "stock" for the purpose of this section 5.13, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Subsidiary to any Person other than the Company or a Wholly-owned Subsidiary (except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and its Subsidiaries whereby the Company and its Subsidiaries maintain their same proportionate interest in such Subsidiary), and (iii) the sale, transfer or other disposition by the Company of any shares of stock of any Subsidiary (except to qualify directors) and the sale, transfer or other disposition (except to the Company or a Wholly-owned Subsidiary) by any Subsidiary of any shares of stock of any other Subsidiary.

          (b) An Asset Disposition shall be deemed to involve a "substantial part" of the assets of the Company and its Subsidiaries if the book value of the assets subject to such Asset Disposition, when added to the book value of all other assets subject to

Steel Technologies Inc.                            Note Agreement


     other Asset Dispositions during the same fiscal year exceeds 10% of Consolidated Assets, determined as of the end of the immediately preceding fiscal year; provided, however, that in any computation of "substantial part" there shall be excluded any Asset Disposition, to the extent that the proceeds thereof are applied within one year after the date of such Asset Disposition to either (i) the voluntary prepayment of the Notes or other Indebtedness of the Company and its Subsidiaries, or (ii) the purchase of (or commitment to purchase) other fixed or capital assets for use in the business of the Company or any Subsidiary. Any prepayment of the Notes pursuant to this paragraph (b) shall be made in accordance with section 2.2 hereof.

     SECTION 5.14. GUARANTIES. The Company will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty except (i) Guaranties by the Company which are limited in amount to a stated maximum dollar exposure or which constitute Guaranties of obligations incurred by any Subsidiary in compliance with the provisions of this Agreement and (ii) Guaranties by the Subsidiaries expressly permitted by section 5.11(g) hereof.

     SECTION 5.15. REPURCHASE OF NOTES. Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all Holders at the same time and upon the same terms. In case the Company repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be canceled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the repurchase or other acquisition of any Notes by the Company, any Subsidiary or any Affiliate (or upon the agreement of the Company, any Subsidiary or any Affiliate to purchase or otherwise acquire any Notes), such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the Holders of any actions with respect hereto, including, without limitation, section 6.3, section 6.4 and section 7.1.

     SECTION 5.16. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, enter into, directly or indirectly, or be a party to any material transaction or arrangement or material group of related transactions or arrangements with any Affiliate (including, without limitation, the purchase from, sale to, lease of or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

     SECTION 5.17. TERMINATION OF PENSION PLANS. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

Steel Technologies Inc.                            Note Agreement


     SECTION 5.18. REPORTS AND RIGHTS OF INSPECTION.  The
Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to the Holders pursuant to this section 5.18 and concurred in by the independent public accountants referred to in section 5.18(b) hereof), and will furnish to each Institutional Holder (in duplicate if so specified below or otherwise requested):

          (a) QUARTERLY STATEMENTS. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

               (1) consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,


               (2) consolidated and consolidating statements of income of the Company and its Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

               (3) consolidated and consolidating statements of cash flows of the Company and its Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company; provided such quarterly financial statements shall be without footnotes and shall be subject to normal year-end adjustments;

          (b) ANNUAL STATEMENTS. As soon as available and in any event within 105 days after the close of each fiscal year of the Company, copies of:

               (1) consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the close of such fiscal year, and

               (2) consolidated and consolidating statements of income and retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year,

     in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by

Steel Technologies Inc.                            Note Agreement


     the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

          (c) AUDIT REPORTS. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary and any management letter received from such accountants;

          (d) SEC AND OTHER REPORTS. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries;

          (e) ERISA REPORTS. Promptly upon the occurrence thereof, written notice of (i) a Reportable Event with respect to any Plan; (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other person to terminate any Plan; (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan; (iv) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (v) any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

          (f) OFFICER'S CERTIFICATES. Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of section 5.6 through section 5.17 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

Steel Technologies Inc.                            Note Agreement


          (g) ACCOUNTANT'S CERTIFICATES. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

          (h)  REQUESTED INFORMATION.  With reasonable
     promptness, such other data and information as such Institutional Holder may reasonably request, subject to the terms of any confidentiality provisions in any joint venture agreement to which the Company or any Subsidiary may be a party.

Without limiting the foregoing, the Company will permit each Institutional Holder (or such Persons as such Institutional
Holder may designate),

          (A) to visit and inspect, under the Company's guidance, any of the properties of the Company or any Subsidiary, and

          (B) upon the existence of a claimed Default, a Default or an Event of Default to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with any Institutional Holder the finances and affairs of the Company and its Subsidiaries)

all at such reasonable times and as often as may be reasonably requested. The Company shall not be required to pay or reimburse any Holder for expenses which such Holder may incur in connection with any such visitation or inspection, except that if such visitation or inspection is made during any period when a Default or an Event of Default shall have occurred and be continuing, the Company agrees to reimburse such Holder for all such expenses promptly upon demand.

     SECTION 5.19. MEXICAN SUBSIDIARY GUARANTY. In the event that the Indebtedness of the Company under the Loan Agreement is guaranteed by the Mexican Subsidiary subsequent to the Closing Date (and so long as such Indebtedness of the Company under the Loan Agreement remains outstanding and is guaranteed by the Mexican Subsidiary), the Company shall (concurrently with such guaranty of the Indebtedness of the Company under the Loan Agreement) cause the Mexican Subsidiary to execute and deliver a Guaranty Agreement in the form attached as Exhibit B hereto, together with a certificate dated the date of execution and delivery of such Guaranty Agreement signed by the President or a Vice President of the Mexican Subsidiary to the effect that such Guaranty Agreement has been duly authorized, executed and delivered by the Mexican Subsidiary and such Guaranty Agreement constitutes the legal, valid and binding obligation, contract and agreement of the Mexican Subsidiary enforceable in accordance with its terms.

Steel Technologies Inc.                            Note Agreement


SECTION 6.     EVENTS OF DEFAULT AND REMEDIES THEREFOR.

     SECTION 6.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

          (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five business days; or

          (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in section 2.1;
     or

          (c) Default shall occur in the making of any other payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

          (d) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Indebtedness (other than the Notes) of the Company or any Subsidiary in an aggregate amount exceeding $5,000,000 and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

          (e) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Indebtedness of the Company or any Subsidiary in an aggregate amount exceeding $5,000,000 may be issued and such default or event has resulted in the acceleration of the maturity of any Indebtedness of the Company or any Subsidiary outstanding thereunder; or

          (f) Default shall occur in the observance or performance of any covenant or agreement contained in section 5.6 through section 5.17; or

          (g) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (i) the day on which the Company first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to the Company by any Holder; or

          (h) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

          (i) Final judgment or judgments for the payment of money aggregating in excess of $1,000,000 is or are outstanding against the Company or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of

Steel Technologies Inc.                            Note Agreement


     45 days from the date of its entry, or such shorter period after which a judgment creditor is allowed under applicable law and rules of court to levy against property of the judgment debtor; or

          (j) A custodian, liquidator, trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and is not discharged within 30 days after such appointment; or

          (k) The Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or such Subsidiary or for the major part of the property of either; or

          (l) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or are not dismissed within 60 days after such institution.

     SECTION 6.2. NOTICE TO HOLDERS. When any Event of Default described in the foregoing section 6.1 has occurred, or if any Holder or the holder of any other evidence of Indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice (i) within three business days of such event to all Holders and (ii) to KEDFA within the permitted time period for such notice pursuant to the provisions of the Financing Agreement.

     SECTION 6.3. ACCELERATION OF MATURITIES. When any Event of Default described in paragraph (a), (b) or (c) of section 6.1 has happened and is continuing in the payment of the Notes of any Holder, such Holder may declare the entire principal and all interest accrued on such Holder's Notes to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraphs (d) through (i), inclusive, of section
6.1 has happened and is continuing, any Holder or Holders holding 25% or more of the principal amount of Notes at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (j), (k) or (l) of section 6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the Holders, the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which the Notes shall so become due and payable. No course of dealing on the part of the Holder

Steel Technologies Inc.                            Note Agreement


or Holders nor any delay or failure on the part of any Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the Holder or Holders all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such Holder's or Holders' attorneys for all services rendered in connection therewith.

     SECTION 6.4. RESCISSION OF ACCELERATION. The provisions of section 6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (i), inclusive, of section 6.1, the Holders holding 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

          (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under section 6.3) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to section 7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.


SECTION 7.     AMENDMENTS, WAIVERS AND CONSENTS.

     SECTION 7.1. CONSENT REQUIRED. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Holders holding at least 66-2/3% in aggregate principal amount of outstanding Notes; provided, however, that without the written consent of all of the Holders, no such amendment or waiver shall be effective (i) which will change the time of payment (including any prepayment required by section 2.1) of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the percentage of Holders required to consent to any such amendment or waiver of any of the provisions of this section 7 or section 6.

     SECTION 7.2. SOLICITATION OF HOLDERS. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or

Steel Technologies Inc.                            Note Agreement


amendment of any of the provisions of this Agreement or the Notes unless each Holder (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Holder as consideration for or as an inducement to entering into by any Holder of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to all Holders.

     SECTION 7.3. EFFECT OF AMENDMENT OR WAIVER. Any such amendment or waiver shall apply equally to all of the Holders and shall be binding upon them, upon each future Holder and upon the Company, whether or not any Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.


SECTION 8.     INTERPRETATION OF AGREEMENT; DEFINITIONS.

     SECTION 8.1. DEFINITIONS. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     "Affiliate" shall mean (i) Processing Technology, Inc. or
(ii) any Person (other than a Subsidiary) (A) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (B) which beneficially owns or holds 10% or more of any class of the Voting Stock of the Company or (C) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Agreement" shall mean this Note Agreement.

     "Attributable Debt" shall mean, in connection with any Sale and Leaseback Transaction occurring subsequent to the date of this Agreement, the present value, discounted according to GAAP at the debt rate implicit in the related lease, of the obligation of the lessee for rental payments during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

Steel Technologies Inc.                            Note Agreement


     "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" shall mean Steel Technologies Inc., a Kentucky corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Steel Technologies Inc.

     "Consolidated Assets" shall mean as of the date of any determination thereof the total amount of all assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with general accepted accounting principles.

     "Consolidated Current Assets" and "Consolidated Current Liabilities" shall mean as of the date of any determination thereof such assets and liabilities of the Company and its Subsidiaries on a consolidated basis as shall be determined in accordance with GAAP to constitute current assets and current liabilities, respectively.

     "Consolidated Indebtedness" shall mean all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.

     "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests in accordance with GAAP, but excluding in any event, any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses (other than gains and losses arising in the ordinary course of business).

     "Consolidated Net Worth" shall mean at any date as of which the amount thereof is to be determined, the amount of capital stock accounts plus (or minus in the case of a deficit) the sum of capital surplus, retained earnings, deferred compensation, translation adjustment and other items which in accordance with GAAP would be included in the shareholders' equity portion of a consolidated balance sheet of the Company and its Subsidiaries.

     "Consolidated Total Capitalization" shall mean as of the date of any determination thereof Consolidated Net Worth plus
Consolidated Indebtedness.

     "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

     "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended, and any successor statute of similar import, together with the regulations

Steel Technologies Inc.                            Note Agreement


thereunder, in each case as in effect from time to time.
References to sections of ERISA shall be construed to also refer to any successor sections.

     "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

     "Event of Default" shall have the meaning set forth in
section 6.1.

     "Financing Agreement" shall mean that certain Financing
Agreement to be entered into among the Company, KEDFA and the Purchasers, as amended, modified or supplemented from time to time.

     "Fixed Charges" for any period shall mean on a consolidated basis the sum of (i) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Company and its Subsidiaries, and (ii) all Interest Charges on all Indebtedness (including the interest component of Rentals on Capitalized Leases) of the Company and its Subsidiaries.

     "GAAP" shall mean generally accepted accounting principles at the time in the United States.

     "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation,
(iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be an Investment equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be an Investment equal to the maximum aggregate amount of such obligation, liability or dividend.

     "Holder" shall mean any Person which is, at the time of reference, the registered Holder of any Note.

Steel Technologies Inc.                            Note Agreement


     "Indebtedness" of any Person shall mean (i) all Liabilities of such Person for borrowed money, (ii) all Liabilities of such Person which have been incurred in connection with the acquisition of assets and which have a final maturity of one or more than one year from the date of origin thereof (or which are renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Indebtedness, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, and (iii) all Capitalized Rentals of such Person.

     "Institutional Holder" shall mean any Holder which is a Purchaser or an insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution and, for purposes of the direct payment provisions of this Agreement, shall include any nominee of any such Holder.

     "Intercreditor Agreement" shall mean that certain
Intercreditor Agreement dated as of March 1, 1995 among the Purchasers, the Lenders party thereto, the Company and Wabash, as the same may be amended, modified, waived or supplemented from time to time.

     "Interest Charges" for any period shall mean all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made determined in accordance with GAAP. Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

     "Investments" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, Guaranty, extension of credit, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

     "KEDFA" shall mean the Kentucky Economic Development Finance
Authority, a public body corporate and politic created under the laws of the State of Kentucky, and any successor thereto.

     "Liabilities" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the

Steel Technologies Inc.                            Note Agreement


fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property and (iv) Capitalized Rentals.

     "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

     "Loan Agreement" shall mean that certain Loan Agreement dated as of October 15, 1994 among the Company, PNC Bank, Kentucky, Inc., as agent (the "Agent") and the other banks named on the signature pages thereof, as amended by the First Amendment to Loan Agreement dated as of January 17, 1995 among the Company, the Agent and the other banks named on the signature pages thereof, as the same may be further amended, modified, waived or supplemented from time to time, and any extension, renewal or replacement thereof.

     "Long-Term Lease" shall mean any lease of real or personal property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

     "Make-Whole Amount" shall mean in connection with any prepayment or acceleration of the Notes the excess, if any, of
(i) the aggregate present value as of the date of such prepayment of each dollar of principal being prepaid (taking into account the application of such prepayment required by section 2.1) and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding Notes being prepaid. If the Reinvestment Rate is equal to or higher than 8.52%, the Make-Whole Amount shall be zero. For purposes of any determination of the Make-Whole Amount:

          "Reinvestment Rate" shall mean .60%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being prepaid (taking into account the application of such prepayment required by section 2.1). If no maturity exactly corresponds to such Weighted Average

Steel Technologies Inc.                            Note Agreement


     Life to Maturity, yields for the published maturity next longer than the Weighted Average Life to Maturity and for the published maturity next shorter than the Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the Holders holding 66-2/3% in aggregate principal amount of the outstanding Notes.

          "Weighted Average Life to Maturity" of the principal amount of the Notes being prepaid shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of
     (1) the amount of principal that would have become due on each scheduled payment date if such prepayment had not been made, less (2) the amount of principal on the Notes scheduled to become due on such date after giving effect to such prepayment and the application thereof in accordance with the provisions of section 2.1, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (ii) totalling the products obtained in
     (i).

     "Mexican Subsidiary" shall mean Transformadora y
Comercializadora de Metales S.A. de C.V., a corporation organized and existing under the laws of Mexico and any Person who succeeds to all, or substantially all, of the assets and business of Transformadora y Comercializadora de Metales S.A. de C.V.

     "Minority Interests" shall mean any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

     "Multiemployer Plan" shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is obligated or has within the previous six years been obligated to make contributions on behalf of participants who are or were employed by any such entity.

Steel Technologies Inc.                            Note Agreement


     "Net Income Available for Fixed Charges" for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Company and its Subsidiaries during such period and (iii) Fixed Charges of the Company and its Subsidiaries during such period.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Person" shall mean an individual, partnership, corporation, limited liability company, association, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

     "Priority Debt" shall mean (i) Indebtedness of the Company secured by Liens permitted by section 5.9(i), (ii) Indebtedness of any Subsidiary (other than any Indebtedness owed to the Company or another Wholly-owned Subsidiary) and (iii)
Attributable Debt.

     "Pro Forma Fixed Charges" for any period shall mean, as of the date of any determination thereof, the maximum aggregate amount of Fixed Charges which would have become payable by the Company and its Subsidiaries in such period determined on a pro forma basis giving effect as of the beginning of such period to the incurrence of any Indebtedness (including Capitalized Rentals) and the concurrent retirement of outstanding Indebtedness or termination of any Capitalized Leases thereof.

     "Purchasers" shall have the meaning set forth in the paragraph preceding section 1.1.

     "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Reportable Event" shall have the same meaning as in ERISA.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

Steel Technologies Inc.                            Note Agreement


     The term "subsidiary" shall mean as to any Person, (i) any corporation, association or other business entity of which more than 50% (by number of votes) of the Voting Stock (or in the case of a Person which is not a corporation, more than 50% of the equity interest) shall be beneficially owned by such Person or one or more of its subsidiaries or such Person and one or more of its subsidiaries, and (ii) any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its subsidiaries or such Person and one or more of its subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its subsidiaries). The term "Subsidiary" shall mean a subsidiary of the Company.

     "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or
Persons performing similar functions).

     "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

     SECTION 8.2. ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     SECTION 8.3. DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.


SECTION 9.     MISCELLANEOUS.

     SECTION 9.1. REGISTERED NOTES. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred as hereinafter provided any Note issued pursuant to this Agreement.

     At any time and from time to time any Holder of a Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder or its attorney duly authorized in writing. Upon any transfer of Notes, the Company shall provide prompt written notice of such transfer to KEDFA pursuant to the provisions of the Financing Agreement.

Steel Technologies Inc.                            Note Agreement


     The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof and a Holder for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such Holder.

     SECTION 9.2. EXCHANGE OF NOTES. At any time and from time to time, upon not less than ten days' notice to that effect given by the Holder of any Note initially delivered or of any Note substituted therefor pursuant to section 9.1, this section 9.2 or section 9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such Holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $100,000 or any amount in excess thereof as such Holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such Holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

     SECTION 9.3. LOSS, THEFT, ETC. OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the Holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If an Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

     SECTION 9.4. EXPENSES, STAMP TAX INDEMNITY. (a) Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of the Purchasers' out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, special counsel to the Purchasers, duplicating and printing costs and charges for shipping the Notes, adequately insured to each Purchaser's home office or at such other place as such Purchaser may designate, and all such expenses of the Holders relating to any amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees that it will pay and save each Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this

Steel Technologies Inc.                            Note Agreement


Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify each Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.

     (b) The Company agrees, to the extent permitted by applicable law, to pay and indemnify each Purchaser against any costs and expenses, including reasonable attorneys' fees, incurred by such Purchaser or any subsequent Holder in evaluating (in connection with any controversy or potential controversy) and enforcing any rights or remedies under this Agreement or the Notes or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or by reason of such Purchaser's or any subsequent Holder's having acquired any Note, including without limitation, costs and expenses incurred in any bankruptcy case. Without limiting the foregoing, to the extent permitted by applicable law, the Company also will pay the reasonable fees, expenses and disbursements of an investment bank or other firm acting as financial adviser to the Holders following the occurrence and during the continuance of a Default or an Event of Default or in connection with any such amendment or waiver proposed in connection with any potential Default or Event of Default or any workout, restructuring or similar negotiations relating to any other Holder. The Holders shall use their reasonable best efforts to provide the Company with 5 business days' prior written notice of the Holders' retention of a financial adviser under this section 9.4(b). The obligations of the Company under this section 9.4 shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any subsequent Holder and the payment of any Note.

     SECTION 9.5. POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on the part of any Holder in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of each Holder are cumulative to, and are not exclusive of, any rights or remedies any such Holder would otherwise have.

     SECTION 9.6. NOTICES. All communications provided for hereunder shall be in writing and, if to a Holder, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to such Holder at its address appearing beneath its signature at the foot of this Agreement or such other address as any Holder may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at the address beneath its signature at the foot of this Agreement or to such other address as the Company may in writing designate to the Holders; provided, however, that a notice to a Holder by overnight air courier shall only be effective if delivered to such Holder at a street address designated for such purpose in accordance with this section 9.6, and a notice to such Holder by facsimile communication shall only be effective if made by confirmed transmission to such Holder at a telephone number designated for such purpose in accordance with this section 9.6 and promptly followed by the delivery of such notice by registered or certified mail or overnight air courier, as set forth above.

Steel Technologies Inc.                            Note Agreement


     SECTION 9.7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of each Purchaser and its successor and assigns, including each successive Holder.

     SECTION 9.8.  SURVIVAL OF COVENANTS AND REPRESENTATIONS.
All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

     SECTION 9.9. SEVERABILITY. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

     SECTION 9.10. GOVERNING LAW. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with Illinois law.

     SECTION 9.11. CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     SECTION 9.12. ADDITIONAL INDEBTEDNESS. Subject to the terms and provisions hereof (including, but not limited to, section 5.8) the Company may, from time to time, issue and sell additional senior promissory notes and may, in connection with the documentation thereof, incorporate by reference various provisions of this Agreement. Such incorporation by reference shall not modify, dilute or otherwise affect the terms and provisions hereof including, without limitation, the priority of the Notes and the percentage of the Notes required to approve an amendment or effectuate a waiver under the provisions of section 7 or the percentages of the Notes required to accelerate the Notes or rescind such an acceleration under the provisions of section 6.

     SECTION 9.13. CONFIDENTIAL INFORMATION. For the purposes of this section 9.13, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under section 5.18 that are otherwise publicly available.
You will maintain the confidentiality of such Confidential Information in accordance with procedures

Steel Technologies Inc.                            Note Agreement


adopted by you in good faith to protect confidential information of third parties delivered to you; provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this section 9.13, (iii) any other holder of any Note, (iv) any institutional investor to which you sell or offer to sell such Note or any part thereof or any participation therein (v) any Person from which you offer to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or
(viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process (including, without limitation, any bankruptcy proceeding), (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each Holder, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this section 9.13 as though it were a party to this Agreement.

     SECTION 9.14. EXECUTION OF FINANCING AGREEMENT; OBLIGATION
TO PROVIDE INFORMATION.

     (a)  The Purchasers will execute and deliver the Financing
Agreement upon terms and conditions satisfactory to such Purchasers.

     (b) Pursuant to the Financing Agreement, the Company will be obligated to cause the Purchasers and any subsequent Holder of a Note to provide certain written evidence to KEDFA. So long as the Notes remain outstanding, the Purchasers hereby agree, and each Holder, by its acceptance of a Note, will be deemed to have agreed to provide to KEDFA, no later than 45 days after the end of each fiscal year of the Company, a certificate (the "Certificate") setting forth the amount of principal and interest received from the Company during such fiscal year and any other written evidence as the Company may determine is required by the Financing Agreement, but only to the extent the Certificate and such other written evidence shall be prepared by the Company and provided to the Purchasers and such subsequent Holders of the Notes. The Company shall provide the Purchasers and such subsequent Holders of the Notes with sufficient notice (which notice shall refer to this section 9.14) and instructions regarding the transmission of the Certificate and such other evidence to KEDFA.

     (c) Notwithstanding any other provision of this section 9.14, the Company agrees that neither the Purchasers nor any subsequent Holder of a Note shall have any liability for the non-performance of any of their covenants, agreements, duties and obligations set forth in this section 9.14.

Steel Technologies Inc.                            Note Agreement


     The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.


                           STEEL TECHNOLOGIES INC.



                           By  Kenneth R. Bates
                              ----------------------------------
                           Its CFO




STEEL TECHNOLOGIES INC.
15415 Shelbyville Road
Louisville, Kentucky  40245
Attention:
Telefacsimile:
Confirmation:

Accepted as of March 1, 1995:

                           PRINCIPAL MUTUAL LIFE INSURANCE
                             COMPANY



                           By Sarah J. Pitts
                           -------------------------------------
                           Its Counsel



                           By Warren Shank
                           -------------------------------------
                           Its Counsel


PRINCIPAL MUTUAL LIFE INSURANCE COMPANY(1)
711 High Street
Des Moines, Iowa  50392-0800
Attention:  Investment Department--Securities Division
Regarding Bond Number 1-B-60395 (with respect to the $11,000,000
  Note)
Regarding Bond Number 16-B-60395 (with respect to the $4,000,000
  Note)
Telefacsimile:  (515) 248-2490
Confirmation:  (515) 248-3495

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Steel Technologies Inc., 8.52% Senior Notes due 2005, PPN 858147 A* 2, Bond Number 1-B-60395 (with respect to the $11,000,000 Note) and Bond Number 16-B-60395 (with respect to the $4,000,000 Note), principal, premium or interest") to:

    Norwest Bank Iowa, N.A. (ABA #0730 0022 8)
    7th and Walnut Streets
    Des Moines, Iowa  50309

    for credit to:  Principal Mutual Life Insurance Company
    Account Number 014752 (with respect to the $11,000,000 Note)
    Separate Account Number 032395 (with respect to the
       $4,000,000 Note)


- ---------------

    1  To be evidenced by two Notes denominated as follows:  (i)
$11,000,000 and (ii) $4,000,000.

Notices

All notices concerning payment on or in respect of the Notes, to:

    Principal Mutual Life Insurance Company
    711 High Street
    Des Moines, Iowa  50392-0960
    Attention:  Investment Department--Accounting & Treasury
    Telefacsimile:  (515) 247-5930

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  42-012-7290

Accepted as of March 1, 1995:

                           THE LINCOLN NATIONAL LIFE INSURANCE
                              COMPANY

                           By Lincoln National Investment
                               Management Company, Its
                               Attorney-In-Fact



                           By Steven R. Brody
                           -------------------------------------
                           Its Senior Vice President


THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
c/o Lincoln National Investment Management Company
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana  46802
Attention:  Investments/Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
(identifying each payment as "Steel Technologies Inc., 8.52%
Senior Notes due 2005, PPN 858147 A* 2, principal or interest") to:

    Bankers Trust Company (ABA #021001033)
    Private Placement Processing
    New York, New York
    Account Number 99-911-145
    for the account of:


       Account Name                 Custody Account    Par Amount
                                        Number

The Lincoln National Life Insurance     98194          $2,000,000
      Company (IAL)
The Lincoln National Life Insurance     98208          $2,000,000
      Company (GAI)
The Lincoln National Life Insurance     98149          $1,000,000
      Company (REO)
The Lincoln National Life Insurance     98201          $1,000,000
      Company (IOB)
The Lincoln National Life Insurance     98127          $1,000,000
      Company (UIN)
The Lincoln National Life Insurance     98195          $500,000
      Company (IAD)

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with duplicate notices with respect to payments and written confirmation of each such payment to:

    Bankers Trust Company
    P. O. Box 998
    Bowling Green Station
    New York, New York  10274
    Attention:  Private Placement Unit

Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  35-0472300

Accepted as of March 1, 1995:

                           FIRST PENN-PACIFIC LIFE INSURANCE
                            COMPANY

                           By Lincoln National Investment
                              Management Company, Its
                              Attorney-In-Fact



                           By Steven R. Brody
                           -------------------------------------
                           Its Senior Vice President


FIRST PENN-PACIFIC LIFE INSURANCE COMPANY
c/o Lincoln National Investment Management Company
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana  46802
Attention:  Investments/Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
(identifying each payment as "Steel Technologies Inc., 8.52%
Senior Notes due 2005, PPN 858147 A* 2, principal or interest") to:

    The Chase Manhattan Bank N.A. (ABA #021000021)
    New York, New York
    CHASE NYC/CTR/BNF
    A/C 900-9-000200

Notices

All notices and communications, including notices with respect to payments, and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  CUDD & CO

Taxpayer I.D. Number for First Penn-Pacific:  23-2044248

Taxpayer I.D. Number for CUDD & CO:  13-6022143

Accepted as of March 1, 1995:

                           LINCOLN NATIONAL LIFE REINSURANCE
                            COMPANY

                           By Lincoln National Investment
                              Management Company, Its
                              Attorney-In-Fact


                           By Steven R. Brody
                           -------------------------------------
                           Its Senior Vice President

LINCOLN NATIONAL LIFE REINSURANCE COMPANY
c/o Lincoln National Investment Management Company
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana  46802
Attention:  Investments/Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
(identifying each payment as "Steel Technologies Inc., 8.52%
Senior Notes due 2005, PPN 858147 A* 2, principal or interest") to:

    Bankers Trust Company (ABA #021001033)
    Private Placement Processing
    New York, New York
    Account Number 99-911-145
    for the account of:  Lincoln National Life Reinsurance
      Company
    Custody Account Number 98165

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with duplicate notices with respect to payments and written confirmation of each such payment to:

    Bankers Trust Company
    P. O. Box 998
    Bowling Green Station
    New York, New York  10274
    Attention:  Private Placement Unit

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  35-1679513
Accepted as of March 1, 1995:

                           LINCOLN NATIONAL INCOME FUND, INC.



                           By David A. Berry
                           -------------------------------------
                           Its Vice President

LINCOLN NATIONAL INCOME FUND, INC.
c/o Lincoln National Investment Management Company
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana  46802
Attention:  Investments/Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
(identifying each payment as "Steel Technologies Inc., 8.52%
Senior Notes due 2005, PPN 858147 A* 2, principal or interest") to:

    Bankers Trust Company (ABA #021001033)
    Private Placement Processing
    New York, New York
    Account Number 99-911-145

    for the account of:  Lincoln National Income Fund, Inc.
    Custody Account Number 98245

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with duplicate notices with respect to payments and written confirmation of each such payment to:

    Bankers Trust Company
    P. O. Box 998
    Bowling Green Station
    New York, New York  10274
    Attention:  Private Placement Unit

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  35-1273664

Accepted as of March 1, 1995:

                           AMERICAN STATES LIFE INSURANCE
                            COMPANY

                           By Lincoln National Investment
                              Management Company, Its
                              Attorney-In-Fact



                           By Steven R. Brody
                           -------------------------------------
                           Its Senior Vice President


AMERICAN STATES LIFE INSURANCE COMPANY
c/o Lincoln National Investment Management Company
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana  46802
Attention:  Investments/Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
(identifying each payment as "Steel Technologies Inc., 8.52%
Senior Notes due 2005, PPN 858147 A* 2, principal or interest") to:

    Bankers Trust Company (ABA #021001033)
    Private Placement Processing
    New York, New York
    Account Number 99-911-145

    for the account of:  American States Life Insurance Company
    Custody Account Number 97136

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to be addressed:

    American States Life Insurance Company
    500 North Meridian Street
    Indianapolis, Indiana  46204
    Attention:  Jodi Pitcock/Corporate Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  SALKELD & CO

Taxpayer I.D. Number for American States Life Insurance Company:
 35-1007048

Taxpayer I.D. Number for SALKELD & CO:  13-6065491

Accepted as of March 1, 1995:

                           JEFFERSON-PILOT LIFE INSURANCE
                            COMPANY



                           By Robert E. Whalen
                           -------------------------------------
                           Its Second Vice President


JEFFERSON-PILOT LIFE INSURANCE COMPANY
100 North Greene Street
Greensboro, North Carolina  27401
Attention:  Securities Administration 3630
Telefacsimile:  (910) 691-3025

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
(identifying each payment as "Steel Technologies Inc., 8.52%
Senior Notes due 2005, PPN 858147 A* 2, principal or interest") to:

    NationsBank of North Carolina (ABA #053 000 196)
    Charlotte, North Carolina
    (Greensboro office)

    for credit to:  Jefferson-Pilot Life Insurance Company
    Account Number 020-000-014
    Attention:  Cash Management (910) 691-3133

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment (including name and address of bank transmitting payment), to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  56-0359860

Accepted as of March 1, 1995:

                           NORTHERN LIFE INSURANCE COMPANY



                           By Mark S. Jordahl
                              ----------------------------------
                           Its Assistant Treasurer


NORTHERN LIFE INSURANCE COMPANY
c/o Washington Square Capital
100 Washington Square, Suite 800
Minneapolis, Minnesota  55401-2147
Attention:  Securities Department
Telecopier Number:  (612) 372-5368

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Steel Technologies Inc., 8.52% Senior Notes due 2005, PPN 858147 A* 2, principal, premium or interest") to:

    First National Bank N.A./Mpls. (ABA #091000022)
    601 2nd Avenue South
    Minneapolis, Minnesota  55402
    Attention:  Securities Accounting

    for credit to:  Northern Life Insurance Company
    Account Number 1602-3237-6105

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-1295933

Accepted as of March 1, 1995:

                           NORTHWESTERN NATIONAL LIFE INSURANCE
                            COMPANY



                           By Mark S. Jordahl
                              ----------------------------------
                           Its Authorized Officer


NORTHWESTERN NATIONAL LIFE INSURANCE
  COMPANY
c/o Washington Square Capital
100 Washington Square, Suite 800
Minneapolis, Minnesota  55401-2147
Attention:  Securities Department
Telecopier Number:  (612) 372-5368

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Steel Technologies Inc., 8.52% Senior Notes due 2005, PPN 858147 A* 2, principal, premium or interest") to:

    First National Bank N.A./Mpls. (ABA #091000022)
    601 2nd Avenue South
    Minneapolis, Minnesota  55402
    Attention:  Securities Accounting

    for credit to:  Northwestern National Life Insurance Company
    Account Number 1102-4001-4461

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-0451140